EXHIBIT 19.1

AUDAX MANAGEMENT COMPANY, LLC
Audax Management Company (NY), LLC
AUDAX PDB MANAGEMENT COMPANY, LLC
AUDAX CREDIT BDC INC.
AUDAX PRIVATE CREDIT FUND, LLC

Joint Code of Ethics

This is the Joint Code of Ethics (the “Code”) of Audax Management Company, LLC, Audax Management Company (NY), LLC and Audax PDB Management Company, LLC (together, the “Firm”) and Audax Credit BDC Inc. (“ACBDC”) and Audax Private Credit Fund, LLC (“APCF” and together with ACBDC, the “Audax BDC”) (the Firm and Audax BDC referred to collectively as the “Group Companies”). The Code is intended to satisfy the code of ethics requirements of Rule 204A-1 under the Investment Advisers Act of 1940, as amended (the “Advisers Act”) and Rule 17j-1 under the Investment Company Act of 1940, as amended (the “Investment Company Act”).

Who is Subject to the Code?

The Code applies in its entirety to the following persons:

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Every officer or employee of the Firm.
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Every Access Person (i.e., every natural person (whether or not an employee of the Firm) who is subject to the Firm’s supervision and control who (i) has access to nonpublic information regarding an Advised Vehicle’s purchase or sale of securities, (ii) who is involved in making securities or investment recommendations to an Advised Vehicle, or (iii) who has access to securities recommendations to an Advised Vehicle that are nonpublic). For the avoidance of doubt, summer interns placed at an Audax Private Equity portfolio company are not considered Access Persons and are not subject to the Code.
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The directors of Audax BDC. This Code applies to the Independent Directors of Audax BDC unless otherwise stated.

Things You Need to Know to Use the Code

1. Terms in boldface type have special meanings as used in the Code. To understand the Code, you need to read the definitions of these terms. The definitions are at the end of the Code.

2. There are certain Reporting Forms that persons covered by the Code have to complete. Please submit the Reporting Forms electronically through the Audax Compliance Website (currently ComplySci). Independent Directors of Audax BDC are not required to complete or submit Reporting Forms.

EXHIBIT 19.1

3. The Chief Compliance Officer has the authority to grant written waivers of the provisions of the Code in appropriate instances. However:

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The Firm expects that waivers will be granted only in rare instances; and
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Some provisions of the Code that are prescribed by Securities and Exchange Commission (“SEC”) rules cannot be waived. These provisions include, but are not limited to, the requirements that covered persons file certain reports and obtain preclearance of certain transactions.

4. The management of the Group Companies and the Chief Compliance Officer will review the terms and provisions of the Code at least annually and make amendments as necessary. The Chief Compliance Officer must provide a copy of the Code, and a copy of any amendment to the Code, to each person covered by the Code. Such copies will be provided electronically through the Audax Compliance Website.

5. You must familiarize yourself with the Code and acknowledge your receipt of the Code (and any amendment thereto) by completing an Acknowledgment (in substantially the form attached hereto as Exhibit A) through the Audax Compliance Website. Independent Directors of Audax BDC are not required to complete an Acknowledgment.

General Principles and Restrictions

General Principles

It is generally improper for the Firm or persons covered by the Code to:

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use for their own benefit (or the benefit of anyone other than an Advised Vehicle) information about the Firm’s trading or investment recommendations for an Advised Vehicle;
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take advantage of investment opportunities that would otherwise be available for an Advised Vehicle; or
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take advantage of business opportunities (including opportunities for personal investment) by using the Firm’s reputation or goodwill for personal gain in an inappropriate manner.

The Group Companies expect all persons covered by the Code to comply with the spirit of the Code, as well as the specific rules contained in the Code. The Group Companies treat violations of the Code (including violations of the spirit of the Code) seriously. If you violate either the letter or the spirit of the Code, the Group Companies may take disciplinary measures against you, including, without limitation, imposing penalties or fines, reducing your compensation, demoting you, requiring unwinding of any applicable trade, requiring disgorgement of trading gains, suspending or terminating your employment or any combination of the foregoing.

Improper trading activity can constitute a violation of the Code. But you can also violate the Code by failing to file required reports, or by making inaccurate or misleading reports or statements

EXHIBIT 19.1

concerning trading activity or securities accounts. Your conduct can violate the Code even if neither any Advised Vehicle nor the Firm is harmed by your conduct.

You and any member of your Family/Household may be required to divest existing investments (including investments in private, commingled funds) in the event those investments give rise to conflicts of interest or otherwise violate the letter or spirit of the Code.

If you have any doubt or uncertainty about what the Code requires or permits, you should ask the Chief Compliance Officer. Please do not guess at the answer.

Any violations of the Code must be reported promptly to the Chief Compliance Officer.

Compliance with the Federal Securities Laws. All persons covered by the Code must comply with applicable U.S. federal securities laws at all times.

Transaction Restrictions

1. Preclearance. You and members of your Family/Household are prohibited from engaging in any transaction in a Covered Security for any account in which you or a member of your Family/Household has any Beneficial Ownership unless you obtain, in advance of the transaction, preclearance for that transaction. For purposes of these preclearance requirements, you should assume that any investment transaction that you or members of your Family/Household are considering making is subject to preclearance pursuant to the Code, unless the Code specifically provides that the transaction is not subject to preclearance.

Independent Directors of Audax BDC, and members of their Family/Household, are not required to obtain preclearance for a transaction in a Covered Security for any account in which they or a member of their Family/Household has any Beneficial Ownership.

Preclearance is obtained by first completing and submitting a Preclearance Form electronically through the Audax Compliance Website. If preclearance is obtained, the approval is valid for five (5) business days, including the day on which it is granted (except in the case of private placements, as discussed below under “Private Placements”). The Chief Compliance Officer may revoke a preclearance at any time after it is granted and before you execute the transaction. The Chief Compliance Officer may deny or revoke preclearance for any reason and is not required to explain such revocation or denial to you.

The preclearance requirements do not apply to the following categories of transactions:

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Transactions in Covered Securities issued or guaranteed by any state, local, or national government that is a member of the Organization for Economic Cooperation and Development, or any agency or authority thereof.
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Transactions that occur by operation of law or under any other circumstance in which neither you nor any member of your Family/Household exercises any discretion to buy or to sell or makes recommendations to a person who exercises such discretion.

EXHIBIT 19.1

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Purchases of Covered Securities pursuant to an automatic investment plan. An “automatic investment plan” means a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation. An automatic investment plan includes a dividend reinvestment plan.
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Purchases pursuant to the exercise of rights issued pro rata to all holders of any class of Covered Securities and received by you (or a Family/Household member) from the issuer.
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Shares of open-end investment companies registered under the Investment Company Act of 1940 (i.e., mutual funds).
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Transactions in shares of exchange-traded funds (ETFs).
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Derivatives (such as options or futures contracts) where preclearance is not required for the underlying asset pursuant to this policy (e.g., options on a currency, ETF, or index).

NOTE: Any investment in a Covered Security of any Advised Vehicle portfolio company is subject to preclearance. While transactions in shares of mutual funds are not subject to preclearance (because they are not Covered Securities), shares of publicly traded business development companies (BDCs) are subject to preclearance.

2. Private Placements.

Neither you nor any member of your Family/Household may acquire any Beneficial Ownership in any security (not just Covered Securities) in a private placement,1 including the purchase of a direct interest in any Advised Vehicle, except with the specific, advance written approval of the Chief Compliance Officer (which may be provided electronically). The Chief Compliance Officer, following consultation with the Chief Legal Officer or, in the Chief Legal Officer’s absence, another executive officer of the Firm (either the Chief Operating Officer or a Co-CEO), may deny requests to acquire securities in a private placement due to a perceived or actual conflict of interest (including, but not limited to, prospective business relationships or corporate opportunities) or for any other reason.

Independent Directors of Audax BDC, and members of their Family/Household, are not required to obtain preclearance to acquire Beneficial Ownership of any security by means of a private placement.

If preclearance is granted, it is valid until the applicable private placement transaction closes, unless the nature of the investment, or representations made in the preclearance request, change materially.

1 The term “private placement” as used herein means an offering that is exempt from registration under the Securites Act of 1933, as amended, pursuant to Section 4(2) or Section 4(6) thereof or pursuant to Rule 504, Rule 505, or Rule 506 thereunder.

EXHIBIT 19.1

Investments in Private Advised Vehicles, Portfolio Companies and Similar Entities

Particularly since the Firm is a diversified alternative asset manager offering multiple products and investment vehicles, investments by Firm employees in private, commingled funds and similar vehicles managed by others (or related portfolio companies) may raise heightened conflicts of interest and similar concerns. Given this context:

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Requests to invest in private equity, mezzanine debt, unitranche debt, senior debt and other private, commingled funds following strategies similar to those of the Advised Vehicles (or the Advised Vehicles’ portfolio companies) generally will not be approved, except in circumstances where the Firm determines that there is not a material conflict of interest, or potential conflict of interest between the desired investment and the applicable Advised Vehicle and the Advised Vehicle’s portfolio companies. Similar guidelines will apply to requests to invest in private companies (including portfolio companies of prohibited funds).
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Requests to invest in other types of private, commingled funds (and related private companies) may be approved on a case-by-case basis, subject to the Firm confirming that (i) the requesting party will have no influence over, or prior knowledge of, investment or governance decisions of the applicable fund/company and (ii) other factors do not indicate the request should be denied. In most cases, these requests are expected to be approved principally for funds or companies following strategies dissimilar to those of the Advised Vehicles and the Advised Vehicles’ portfolio companies (e.g., real estate (including core, opportunistic and mortgage credit), venture capital, equity hedge and fund-of-funds strategies).
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The preceding guidelines will not apply to investments in the Advised Vehicles in accordance with Firm procedure. Also, these guidelines do not constitute an exhaustive list of rules governing preclearance requests for private investments. Each preclearance request is considered based upon the applicable facts at the time of the request and other relevant factors.

3. Initial Public Offerings.

Neither you nor any member of your Family/Household may acquire any Beneficial Ownership in any security (not just Covered Securities) in an initial public offering, except with the specific, advance written approval of the Chief Compliance Officer (which may be provided electronically), which the Chief Compliance Officer may deny for any reason.

Independent Directors of Audax BDC, and members of their Family/Household, are not required to obtain advance written approval of the Chief Compliance Officer to acquire Beneficial Ownership of any security by means of an initial public offering.

EXHIBIT 19.1

Reporting

Reporting Requirements

NOTE: One of the most complicated parts of complying with the Code is understanding what holdings, transactions and accounts you must report and what accounts are subject to trading restrictions. For example, accounts of certain members of your family and household are covered, as are certain categories of trust accounts, certain investment pools in which you might participate, and certain accounts that others may be managing for you. To be sure you understand what holdings, transactions and accounts are covered, it is essential that you carefully review the definitions of Covered Security, Family/Household and Beneficial Ownership in the “Definitions” section at the end of the Code.

Compliance with the following reporting requirements does not relieve you of any of your other obligations under the Code, including the requirement that you seek preclearance of transactions in Covered Securities.

Reporting forms must generally be completed and submitted electronically through the Audax Compliance Website. The Chief Compliance Officer or a designee shall have the responsibility of periodically reviewing personal securities transactions and holdings.

Initial Holdings Reports. No later than 10 calendar days after you joined the Firm or otherwise became covered by the Code, you must submit an Initial Holdings Report (containing information substantively similar to that set forth in the form attached hereto as Exhibit B) via the Audax Compliance Website.

The Initial Holdings Report requires you to list all Covered Securities (including identifying information related to the security and the number of shares and/or principal amount) in which you (or members of your Family/Household) have Beneficial Ownership. It also requires you to confirm that you have listed all brokers, dealers and banks with which you or a member of your Family/Household maintained an account in which any securities (not just Covered Securities) were held for the direct or indirect benefit of you or a member of your Family/Household on the date you joined the Firm or became a person otherwise covered by the Code. The information contained in the Initial Holdings Report must be current as of a date no more than 45 days prior to the date you joined the Firm or became a person otherwise covered by the Code.

The Initial Holdings Report also requires you to confirm that you have read and understand the Code and that you understand that it applies to you and to members of your Family/Household. Independent Directors of Audax BDC are not required to submit an Initial Holdings Report.

Duplicate Confirmation Statements and Account Statements. If you or any member of your Family/Household has a securities account that contains one or more Covered Securities (or has Beneficial Ownership of Covered Securities in another person’s account) with any broker, dealer or bank, you or your Family/Household member are requested to direct that broker, dealer or bank to send, directly to the Chief Compliance Officer through the Audax Compliance Website, contemporaneous copies (in electronic form) of all transaction confirmation statements and account statements relating to that account. Any confirmation statements must include, for each transaction, the date of the transaction, the title and type of security and, as applicable, the

EXHIBIT 19.1

exchange ticker symbol or CUSIP number, interest rate and maturity date, the number of shares and principal amount of the security, as well as the nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition), the price of the security at which the transaction was effected and the name of the broker, dealer or bank with or through which the transaction was effected. You should disclose any newly opened account containing one or more Covered Securities through the Audax Compliance Website after opening the account and should confirm that all accounts are appropriately disclosed as part of the quarterly certification process.

Every calendar quarter, you will be prompted to and must certify through the Audax Compliance Website that you and members of your Family/Household have directed all brokers, dealers and banks to furnish duplicate confirmation statements and account statements directly to the Chief Compliance Officer through the Audax Compliance Website; that no transactions that would be required to be reported were effected during the quarter, except (i) transactions effected through accounts for which you and members of your Family/Household have directed the broker, dealer or bank to send duplicate confirmation statements and account statements directly to the Chief Compliance Officer through the Audax Compliance Website, (ii) statements you have provided directly to the Chief Compliance Officer or a designee, or (iii) transactions reported on Quarterly Transaction Reports; and that, as far as you and members of your Family/Household know, those statements, together with any Quarterly Transaction Reports, are complete and accurate representations of all transactions during the most recent calendar quarter. Independent Directors of Audax BDC are not required to provide or arrange for, or certify that they have provided or arranged for, duplicate confirmation statements and account statements.

EXCEPTION: If applicable laws or regulations in the jurisdiction(s) relevant for you or members of your Family/Household prohibit brokers, dealers or banks from providing duplicate transaction confirmation statements directly to the Chief Compliance Officer through the Audax Compliance Website, you or members of your Family/Household were unable to direct the broker, dealer or bank in which you or they had Beneficial Ownership to provide such statements, or you or members of your Family/Household otherwise have transactions in Covered Securities not held by brokers, dealers or banks, you instead must file a Quarterly Transaction Report, as specified below. Note, however, that such Quarterly Transaction Report (attached hereto as Exhibit C) need not list any transactions by you or members of your Family/Household that are covered by duplicate transaction confirmation and account statements sent directly to the Chief Compliance Officer.

NOTE: The requirement to furnish duplicate confirmation and account statements to the Chief Compliance Officer is in addition to the preclearance requirement generally applicable to transactions in Covered Securities and certain other transactions. Furnishing a confirmation statement does not constitute compliance with the Code’s transaction restrictions and prohibitions.

Quarterly Transaction Reports. If applicable laws or regulations in the jurisdictions relevant for you or members of your Family/Household prohibit brokers, dealers or banks from providing duplicate transaction confirmation statements directly to the Chief Compliance Officer, you or members of your Family/Household were unable to direct the broker, dealer or bank in which you or they had Beneficial Ownership to provide such statements, or you or members of your Family/Household otherwise have transactions in Covered Securities not held by brokers, dealers or banks, no later than 30 calendar days after the end of March, June, September and

EXHIBIT 19.1

December each year, you must submit a Quarterly Transaction Report electronically through the Audax Compliance Website, which must indicate the submission date thereof.

The Quarterly Transaction Report requires you to (i) list all transactions (other than transactions by you or members of your Family/Household that are covered by duplicate transaction confirmation and account statements sent directly to the Chief Compliance Officer) during the most recent calendar quarter in Covered Securities (including the date of the transaction, the title and type of security and, as applicable, the exchange ticker symbol or CUSIP number, interest rate and maturity date, the number of shares and principal amount) in which you (or a member of your Family/Household) had Beneficial Ownership or (ii) certify that no transactions in Covered Securities took place during the quarter in question. It also requires you to report the nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition), the price of the security at which the transaction was effected and the name of the broker, dealer or bank with or through which the transaction was effected.

You must certify in the Quarterly Transaction Report that any transaction confirmation statements and similar information sent by the broker, dealer or bank, directly to the Audax Compliance Website, together with transaction confirmation and account statements submitted directly to the Chief Compliance Officer, accurately reflect all transactions during the most recent calendar quarter in Covered Securities in which you or members of your Family/Household had Beneficial Ownership and were executed through a broker, dealer or bank.

Independent Directors of Audax BDC are not required to submit a Quarterly Transaction Report unless such director knew or, in the ordinary course of fulfilling his or her official duties as a director of Audax BDC, should have known that during the 15-day period immediately preceding or after the date of the transaction in a Covered Security by the director such Covered Security is or was purchased or sold by Audax BDC or that Audax BDC was or is considering purchasing or selling such Covered Security.

EXCEPTION: You need not report transactions effected pursuant to an automatic investment plan. An “automatic investment plan” means a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation. An automatic investment plan includes a dividend reinvestment plan. You also do not need to report transactions in mutual funds or ETFs, and do not need to provide account statements for accounts in which there was not trading activity for the quarter in question.

Annual Holdings Reports. Each year, at a date designated by the CCO, you must submit information set forth in the Annual Holdings Report (in a form substantively similar to that attached hereto as Exhibit D) electronically through the Audax Compliance Website.

You will be required to disclose all Covered Securities (including title and type of security and, as applicable, the exchange ticker symbol or CUSIP number, interest rate and maturity date, the number of shares and principal amount) in which you (or a member of your Family/Household) had Beneficial Ownership as of December 31 of the prior year. You will also be required to list all brokers, dealers and banks with which you or a member of your Family/Household maintained

EXHIBIT 19.1

an account in which any securities (not just Covered Securities) were held for the direct or indirect benefit of you or a member of your Family/Household on December 31 of the prior year.

You will also be required to confirm that you have read and understand the Code and have complied with its requirements, and that you understand that it applies to you and to members of your Family/Household. Independent Directors of Audax BDC are not required to submit an Annual Holdings Report.

Last Updated: April 2025

EXHIBIT 19.1

Definitions

These terms have special meanings in the Code:

Beneficial Ownership
Chief Compliance Officer
Covered Security
Family/Household
Advised Vehicle

Independent Director

The special meanings of these terms as used in the Code are explained below. Some of these terms (such as “beneficial ownership”) are sometimes used in other contexts, not related to codes of ethics, where they have different meanings. For example, “beneficial ownership” has a different meaning in the Code than it does in the SEC’s rules for proxy statement disclosure of corporate directors’ and officers’ stockholdings, or in determining whether an investor has to file 13D or 13G reports with the SEC.

IMPORTANT: If you have any doubt or question about whether an investment, account or person is covered by any of these definitions, ask the Chief Compliance Officer. Please do not guess at the answer.

Beneficial Ownership means any opportunity, directly or indirectly, to profit or share in the profit from any transaction in securities. Note that you do not have Beneficial Ownership of holdings in qualified tuition programs established pursuant to Section 529 of the Internal Revenue Code (“529 Plans”) if neither the Firm nor a control affiliate of the Firm manages, distributes, markets, or underwrites the 529 Plan or the investments and strategies underlying the 529 Plan.

Beneficial Ownership is a very broad concept. Some examples of forms of Beneficial Ownership include:

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Securities held in a person’s own name, or that are held for the person’s benefit in nominee, custodial or “street name” accounts.
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Securities owned by or for a partnership in which the person is a general partner (whether the ownership is under the name of that partner, another partner or the partnership or through a nominee, custodial or “street name” account).
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Securities that are being managed for a person’s benefit on a discretionary basis by an investment adviser, broker, bank, trust company or other manager, unless the securities are held in (i) a “blind trust” or similar arrangement under which the person is prohibited by contract from communicating with the manager of the account and the manager is prohibited from disclosing to the person what investments are held in the account, or (ii) in an account with respect to which the person has certified to the Chief Compliance Officer that the person has had no influence or control regarding any particular transaction made or to be made in the account and the adviser, broker, bank,

EXHIBIT 19.1

trust company or other manager has made all investment decisions without informing the person as to the transaction until after the transaction has been effected. (Just putting securities into a discretionary account is not enough to remove them from a person’s Beneficial Ownership. This is because, unless the account is of the type described above, the owner of the account can still communicate with the manager about the account and potentially influence the manager’s investment decisions.) A person wishing to take advantage of the exception described in (ii) above must also use his or her best efforts to obtain an acknowledgment from the relevant adviser, broker, bank, trust company or other manager that such person has no influence or control regarding any particular transaction made or to be made in the relevant account, which acknowledgment must be submitted electronically to the Chief Compliance Officer.
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Securities in a person’s individual retirement account.
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Securities in a person’s account in a 401(k) or similar retirement plan, even if the person has chosen to give someone else investment discretion over the account.
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Securities owned by a trust of which the person is a beneficiary.
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Securities owned by a corporation, partnership or other entity that the person controls (whether the ownership is under the name of that person, under the name of the entity or through a nominee, custodial or “street name” account).
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Securities owned by an investment club in which the person participates.

This is not a complete list of the forms of ownership that could constitute Beneficial Ownership for purposes of the Code. You should ask the Chief Compliance Officer if you have any questions or doubts at all about whether you or a member of your Family/Household would be considered to have Beneficial Ownership in any particular situation.

NOTE: By way of clarification, notwithstanding the foregoing, no Advised Vehicle is prohibited by the Code from purchasing or selling a Covered Security of which certain persons covered by the Code might be deemed to have Beneficial Ownership.

Chief Compliance Officer means the person designated by the Firm as its chief compliance officer in accordance with Rule 206(4)-7(c) under the Advisers Act, or another person that he or she designates to perform the functions of Chief Compliance Officer when he or she is not available. With respect to Audax BDC, Chief Compliance Officer means the person designated by Audax BDC as its chief compliance officer in accordance with Rule 38a-1 under the Investment Company Act, or another person that he or she designates to perform the functions of Chief Compliance Officer when he or she is not available. Currently, the same person serves as the Chief Compliance Officer for the Group Companies. For purposes of reviewing the Chief Compliance Officer’s own transactions and reports under the Code, the functions of the Chief Compliance Officer are performed by the Chief Legal Officer of the Firm or his or her designee.

EXHIBIT 19.1

Covered Security means (i) any economic interest in any portfolio company of any Advised Vehicle and (ii) anything that is considered a “security” under section 202(a)(18) of the Advisers Act, except:

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Direct obligations of the U.S. Government.
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Bankers’ acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements.
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Shares of money market investment companies (i.e., money market funds) registered under the Investment Company Act of 1940.
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Shares of open-end investment companies (i.e., mutual funds) registered under the Investment Company Act of 1940.
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Shares of unit investment trusts that invest exclusively in one or more open-end investment companies registered under the Investment Company Act of 1940.

This is a very broad definition of security. It includes most kinds of investment instruments, including things that you might not ordinarily think of as “securities,” such as:

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options on securities, on indexes and on currencies;
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investments in all kinds of limited partnerships;
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investments in foreign unit trusts and foreign mutual funds; and
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investments in hedge funds and private investment funds (including an Advised Vehicle).

If you have any question or doubt about whether an investment is a considered a Covered Security under the Code, assume that the investment is a Covered Security and seek guidance from the Chief Compliance Officer. Do not guess.

Members of your Family/Household include:

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Your spouse (unless they do not live in the same household as you and you do not contribute in a material way to their support).
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Your children under the age of 18.
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Your children who are 18 or older (unless they do not live in the same household as you and you do not contribute in a material way to their support).
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Any of these people who live in your household: your stepchildren, grandchildren, parents, stepparents, grandparents, brothers, sisters, parents-in-law, sons-in-law, daughters-in-law, brothers-in-law and sisters-in-law, including adoptive relationships.

EXHIBIT 19.1

COMMENT 1: There are a number of reasons why the Code covers transactions in which members of your Family/Household have Beneficial Ownership. First, the SEC regards any benefit to a person that you help support financially as indirectly benefiting you, because it could reduce the amount that you might otherwise contribute to that person’s support. Second, members of your household could, in some circumstances, learn of information regarding the Firm’s possible investment transactions, and must not be allowed to benefit from that information.

COMMENT 2: If a member of your Family/Household’s primary occupation involves buying and selling securities, and you deliver to the CCO a certification acceptable to the CCO regarding such activity, you need not consider that person a member of your Family/Household for purposes of this Code with respect to such transactions made in a professional capacity. All other transactions of such person remain subject to this Code.

Advised Vehicle means any investment vehicle that is or may in the future be advised by the Firm, including Audax BDC.

Independent Director means a director of Audax BDC who is not an “interested person” of the Audax BDC as such term is defined in Section 2(a)(19) of the Investment Company Act.

EXHIBIT 19.1

Exhibit A

Audax Group Code of Ethics

Joint Code of Ethics

Acknowledgment Form

I acknowledge that I have received the Joint Code of Ethics of Audax Management Company, LLC, Audax Management Company (NY), LLC and Audax PDB Management Company, LLC (together, the “Firm”) and Audax Credit BDC Inc. and Audax Private Credit Fund, LLC and that I have read it and understand it.

I understand that I am responsible for complying with the policies and procedures in the Joint Code of Ethics. I understand that a violation of such policies and procedures may lead to sanctions, including dismissal.

Signature:
Name:
Date:

EXHIBIT 19.1

Exhibit B

Audax Group Code of Ethics

Initial Holdings Report

Note: This form must be completed by ALL Employees or Persons otherwise covered by the Audax Group Joint Code of Ethics (the “Code”), and must be filed with the Firm’s Compliance Officer1, no later than 10 days after you become a person covered by the Code. Information provided must be current as of a date no more than 45 days prior to the date on which you became a person covered by the Code.

Name:

Date Employee is Covered by the Code:

To be completed by Compliance Officer

Date received by Compliance Officer:

To be completed by Compliance Officer

Accounts with Brokers, Dealers and/or Banks (check ONE of the following TWO boxes):

 Neither I nor any member of my Family/Household2 maintained, as of the Reporting Date, any account with any broker, dealer or bank in which any securities (including securities that are not Covered Securities3) were held for the direct or indirect benefit of me or any member of my Family/Household.

1 compliance@audaxgroup.com

2 For purposes of the Insider Trading, Material Non-Public Information and Market Manipulation Policy, members of your Family/Household include: (i) your spouse (unless they do not live in the same household as you and you do not contribute in a material way to their support), (ii) your children under the age of 18, (iii) your children who are 18 or older (unless they do not live in the same household as you and you do not contribute in a material way to their support), and (iv) any of your stepchildren, grandchildren, parents, stepparents, grandparents, brothers, sisters, parents-in-law, sons-in-law, daughters-in-law, brothers-in-law and sisters-in-law (including in each case adoptive relationships) who live in your household.

3 For purposes of the Insider Trading, Material Non-Public Information and Market Manipulation Policy, a Covered Security means anything that is considered a “security” under section 202(a)(18) of the Advisers Act, except: (i) direct obligations of the U.S. Government; (ii) bankers’ acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; (iii) shares of money market investment companies registered under the Investment Company Act of 1940; and (iv) shares of unit investment trusts that invest exclusively in one or more open-end investment companies registered under the Investment Company Act of 1940. This is a very broad definition of security. It includes most kinds of investment instruments, including things that you might not ordinarily think of as “securities,” such as: options on securities, on indexes and on currencies; investments in all kinds of limited partnerships; investments in foreign unit trusts and foreign mutual funds; and investments in hedge funds and private investment funds (including a Fund – any pooled investment vehicle that is or may in the future be advised by Audax). If you have any question or doubt about whether an investment is a considered a Covered Security under the Code, assume that the investment is a Covered Security and seek guidance from the Chief Compliance Officer. Do not guess.

EXHIBIT 19.1

 Attached as Appendix A is a complete list of all accounts that I or any member of my Family/Household maintained, as of the Reporting Date, with any broker, dealer or bank in which any securities (including securities that are not Covered Securities) were held for the direct or indirect benefit of me or any member of my Family/Household. (Each of these accounts should also be disclosed in ComplySci, the Firm’s online compliance monitoring platform.)

Securities Holdings Report (check ONE of the following TWO boxes):

 Neither I nor any member of my Family/Household has Beneficial Ownership1 of any Covered Securities.

 I have provided to a member of the Compliance Team account statements that show all Covered Securities, including interests in hedge funds, private equity funds, and other privately placed securities, in which I or any member of my Family/Household had Beneficial Ownership as of the Reporting Date and have included as APPENDIX B a complete list of all Covered Securities, not included in the account statements I have provided.

All information provided in this Initial Holdings Report is true and complete to the best of my knowledge.

I have read and understand my responsibilities under the Code and will keep a copy for future reference. I understand that the Code applies to me and to members of my Family/Household.

Signed:

Date:

1 For purposes of the Insider Trading, Material Non-Public Information and Market Manipulation Policy, Beneficial Ownership means any opportunity, directly or indirectly, to profit or share in the profit from any transaction in securities. Note that you do not have Beneficial Ownership of holdings in qualified tuition programs established pursuant to Section 529 of the Internal Revenue Code (“529 Plans”) if neither the Firm nor a control affiliate of the Firm manages, distributes, markets, or underwrites the 529 Plan or the investments and strategies underlying the 529 Plan.

EXHIBIT 19.1

Appendix A to Initial Holdings Report –– Initial Report of all Securities Accounts

Name of Broker / Dealer / Bank	Name of Account Holder	Account Number	Managed Account?* (Yes or No)

* What is a “Managed” account?

A Managed account is a brokerage, investment, savings, or other account for which you have NO direct or indirect influence or control over the trading decisions. For example, if you set the strategy for a robo-adviser account, 401K, or 529 plan but do not have direct or indirect influence or control over the subsequent trading decisions within the account, then it can be designated a Managed account.

EXHIBIT 19.1

Appendix B to Initial Holdings Report –– Initial Report of all Covered Securities

Name: ___________________________________

Title and Type of Security (or, if Applicable, Name of Investment Vehicle and Class)	Ticker Symbol/CUSIP Number (if Applicable)	Number of Shares (if Applicable)	Value of Investment (most recent available)

Note: Please use additional sheets as needed.

EXHIBIT 19.1

Exhibit C

Audax Group Code of Ethics

Quarterly Certification / Transaction Report

Note: This form must be completed by ALL Employees or Persons otherwise covered by the Audax Group Joint Code of Ethics (the “Code”), and must be filed with the Firm’s Compliance Officer1, no later than 30 calendar days after the end of March, June, September and December of each Year.

Name:

Calendar Quarter End Date:

Date received by Compliance Officer: _____

To be completed by Compliance Officer

Transactions Report (check applicable box(es)):

1 compliance@audaxgroup.com

EXHIBIT 19.1

 No Transactions. During the calendar quarter referenced above, there were no transactions in Covered Securities1 in which I or any member of my Family/Household2 had Beneficial Ownership3.

 Account Statements Previously Submitted. All members of my Family/Household and I have directed all brokers, dealers and banks with whom any of us has a securities account (or with whom any person has an account containing securities of which I or any member of my Family/Household has Beneficial Ownership) to furnish contemporaneous duplicate transaction confirmation statements and account statements relating to such account directly to the Chief Compliance Officer4. During the calendar quarter referenced above, there were no transactions effected that would be required to be reported under the Code, except (i) transactions effected through securities accounts described above or (ii) transactions reported on APPENDIX A hereto, and, to the best of my knowledge and the knowledge of members of my Family/Household, the statements and reports contemplated by clauses (i) and (ii) of this sentence are together complete and accurate representations of all transactions during such calendar quarter.

1 For purposes of the Insider Trading, Material Non-Public Information and Market Manipulation Policy, a Covered Security means anything that is considered a “security” under section 202(a)(18) of the Advisers Act, except: (i) direct obligations of the U.S. Government; (ii) bankers’ acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; (iii) shares of money market investment companies registered under the Investment Company Act of 1940; and (iv) shares of unit investment trusts that invest exclusively in one or more open-end investment companies registered under the Investment Company Act of 1940. This is a very broad definition of security. It includes most kinds of investment instruments, including things that you might not ordinarily think of as “securities,” such as: options on securities, on indexes and on currencies; investments in all kinds of limited partnerships; investments in foreign unit trusts and foreign mutual funds; and investments in hedge funds and private investment funds (including a Fund – any pooled investment vehicle that is or may in the future be advised by Audax Group). If you have any question or doubt about whether an investment is a considered a Covered Security under the Code, assume that the investment is a Covered Security and seek guidance from the Chief Compliance Officer. Do not guess.

2 For purposes of the Insider Trading, Material Non-Public Information and Market Manipulation Policy, members of your Family/Household include: (i) your spouse (unless they do not live in the same household as you and you do not contribute in a material way to their support), (ii) your children under the age of 18, (iii) your children who are 18 or older (unless they do not live in the same household as you and you do not contribute in a material way to their support), and (iv) any of your stepchildren, grandchildren, parents, stepparents, grandparents, brothers, sisters, parents-in-law, sons-in-law, daughters-in-law, brothers-in-law and sisters-in-law (including in each case adoptive relationships) who live in your household.

3 For purposes of the Insider Trading, Material Non-Public Information and Market Manipulation Policy, Beneficial Ownership means any opportunity, directly or indirectly, to profit or share in the profit from any transaction in securities. Note that you do not have Beneficial Ownership of holdings in qualified tuition programs established pursuant to Section 529 of the Internal Revenue Code (“529 Plans”) if neither the Firm nor a control affiliate of the Firm manages, distributes, markets, or underwrites the 529 Plan or the investments and strategies underlying the 529 Plan.

4 compliance@audaxgroup.com

EXHIBIT 19.1

 Transactions Reported Herein. To the best of my knowledge, (i) applicable laws or regulations in the relevant jurisdictions prohibit brokers, dealers or banks from providing duplicate transaction confirmation statements directly to the Chief Compliance Officer, (ii) I or one or more members of my Family/Household were unable to direct a broker, dealer or bank to provide duplicate transaction confirmation statements directly to the Chief Compliance Officer, and/or (iii) I or one or more members of my Family/Household had transactions in Covered Securities not held by brokers, dealers or banks during the calendar quarter referenced above. Attached as APPENDIX A hereto is a complete list of all transactions in Covered Securities executed during such calendar quarter in which I or any member of my Family/Household had Beneficial Ownership, other than transactions with respect to which duplicate transaction confirmation and account statements were provided directly to the Chief Compliance Officer. Also attached are copies of all transaction confirmation statements, if any, sent by a broker, dealer or bank that relate to such transactions. The attached transaction confirmation statements, together with the duplicate transaction confirmation and account statements provided directly to the Chief Compliance Officer, accurately reflect all transactions during such calendar quarter in Covered Securities in which I or any member of my Family/Household had Beneficial Ownership and that were executed through a broker, dealer or bank.

All information provided in this Quarterly Transaction Report is true and complete to the best of my knowledge.

Signed:

Date:

EXHIBIT 19.1

Appendix A to Quarterly Certification/Transaction Report –– Transactions in Covered Securities During Calendar Quarter Indicated

Name:

Note: Please use additional sheets as needed.

You need not report transactions effected pursuant to an automatic investment plan. An “automatic investment plan” means a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation. An automatic investment plan includes a dividend reinvestment plan.

Exhibit D

Audax Group Code of Ethics

Annual Certification / Holdings Report

Note: This form must be completed by All Employees or Persons otherwise covered by the Audax Group Joint Code of Ethics (the “Code”), and must be filed with the Compliance Officer1 no later than February 14 of each year.

Name:

Calendar Year Covered by this Report:

Date received by Compliance Officer:

To be completed by Compliance Officer

Annual Certification

 I hereby certify that I have read and understand the Code and that I understand that it applies to me and to all members of my Family/Household2. I hereby further certify that I have complied with all applicable requirements of the Code.

Accounts with Brokers, Dealers and/or Banks (check ONE of the following TWO boxes):

 Neither I nor any member of my Family/Household3 maintained, as of the Reporting Date, any account with any broker, dealer or bank in which any securities (including securities

1 compliance@audaxgroup.com

2 For purposes of the Insider Trading, Material Non-Public Information and Market Manipulation Policy, members of your Family/Household include: (i) your spouse (unless they do not live in the same household as you and you do not contribute in a material way to their support), (ii) your children under the age of 18, (iii) your children who are 18 or older (unless they do not live in the same household as you and you do not contribute in a material way to their support), and (iv) any of your stepchildren, grandchildren, parents, stepparents, grandparents, brothers, sisters, parents-in-law, sons-in-law, daughters-in-law, brothers-in-law and sisters-in-law (including in each case adoptive relationships) who live in your household.

3 For purposes of the Insider Trading, Material Non-Public Information and Market Manipulation Policy, members of your Family/Household include: (i) your spouse (unless they do not live in the same household as you and you do not contribute in a material way to their support), (ii) your children under the age of 18, (iii) your children who are 18 or older (unless they do not live in the same household as you and you do not contribute in a material way to their support), and (iv) any of your stepchildren, grandchildren, parents, stepparents, grandparents, brothers, sisters, parents-in-law, sons-in-law, daughters-in-law, brothers-in-law and sisters-in-law (including in each case adoptive relationships) who live in your household.

EXHIBIT 19.1

that are not Covered Securities1) were held for the direct or indirect benefit of me or any member of my Family/Household.

 Attached as Appendix A is a complete list of all accounts not otherwise disclosed in ComplySci that I or any member of my Family/Household maintained, as of December 31 of the calendar year referenced above, with any broker, dealer or bank in which any securities (including securities that are not Covered Securities) were held for the direct or indirect benefit of me or any member of my Family/Household.

Securities Holdings Report (check ONE of the following TWO boxes):

 As of December 31 of the calendar year referenced above, neither I nor any member of my Family/Household had Beneficial Ownership2 of any Covered Securities

 Unless already provided through ComplySci via live feed or duplicate statements, I have provided to a member of the Compliance Team account statements that show all Covered Securities, including interests in hedge funds, private equity funds, and other privately placed securities, in which I or any member of my Family/Household had Beneficial Ownership as of December 31 of the calendar year referenced above and have included as APPENDIX B a complete list of all Covered Securities, not included in the account statements I have provided.

All information provided in this Annual Holdings Report is true and complete to the best of my knowledge.

1 For purposes of the Insider Trading, Material Non-Public Information and Market Manipulation Policy, a Covered Security means anything that is considered a “security” under section 202(a)(18) of the Advisers Act, except: (i) direct obligations of the U.S. Government; (ii) bankers’ acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; (iii) shares of money market investment companies registered under the Investment Company Act of 1940; and (iv) shares of unit investment trusts that invest exclusively in one or more open-end investment companies registered under the Investment Company Act of 1940. This is a very broad definition of security. It includes most kinds of investment instruments, including things that you might not ordinarily think of as “securities,” such as: options on securities, on indexes and on currencies; investments in all kinds of limited partnerships; investments in foreign unit trusts and foreign mutual funds; and investments in hedge funds and private investment funds (including a Fund – any pooled investment vehicle that is or may in the future be advised by Audax). If you have any question or doubt about whether an investment is a considered a Covered Security under the Code, assume that the investment is a Covered Security and seek guidance from the Chief Compliance Officer. Do not guess.

2 For purposes of the Insider Trading, Material Non-Public Information and Market Manipulation Policy, Beneficial Ownership means any opportunity, directly or indirectly, to profit or share in the profit from any transaction in securities. Note that you do not have Beneficial Ownership of holdings in qualified tuition programs established pursuant to Section 529 of the Internal Revenue Code (“529 Plans”) if neither the Firm nor a control affiliate of the Firm manages, distributes, markets, or underwrites the 529 Plan or the investments and strategies underlying the 529 Plan.

EXHIBIT 19.1

Signed:

Date:

EXHIBIT 19.1

Appendix A to Annual Holdings Report –– Securities Accounts

Name of Broker / Dealer / Bank	Name of Account Holder	Account Number	Managed Account?* (Yes or No)

*What is a “Managed” account?

A Managed account is a brokerage, investment, savings, or other account for which you have NO direct or indirect influence or control over the trading decisions. For example, if you set the strategy for a robo-adviser account, 401K, or 529 plan but do not have direct or indirect influence or control over the subsequent trading decisions within the account, then it can be designated a Managed account.

EXHIBIT 19.1

Appendix B to Annual Holdings Report ––Covered Securities

Name: ___________________________________

Title and Type of Security (or, if Applicable, Name of Investment Vehicle and Class)	Ticker Symbol/CUSIP Number (if Applicable)	Number of Shares (if Applicable)	Value of Investment (most recent available)

Note: Please use additional sheets as needed.

EXHIBIT 19.1

Exhibit E

Audax Group Code of Ethics

Personal Trade Request

Terms in boldface type have the meanings set forth in the Audax Group Joint Code of Ethics (The “Code”). If the Code requires you to complete this form because a member of your Family/Household1 is subject to the Code, questions that refer to “You” also refer to that member of your Family/Household.

Name:

Date received by Compliance Officer2:

Security: (“Company”)

Company Name

Type:

(common, preferred, bond, etc.)

Ticker Symbol or CUSIP Number (if applicable):

Type of transaction (Circle one): Buy Sell Gift

Number of shares, units or face amount, or dollar amount of proposed trade:

Yes	No

1 For purposes of this policy, members of your Family/Household include: (i) your spouse (unless they do not live in the same household as you and you do not contribute in a material way to their support), (ii) your children under the age of 18, (iii) your children who are 18 or older (unless they do not live in the same household as you and you do not contribute in a material way to their support), and (iv) any of your stepchildren, grandchildren, parents, stepparents, grandparents, brothers, sisters, parents-in-law, sons-in-law, daughters-in-law, brothers-in-law and sisters-in-law (including in each case adoptive relationships) who live in your household.

2 compliance@audaxgroup.com

EXHIBIT 19.1

Do you or, to the best of your knowledge, does anyone at the Firm, possess material, nonpublic information about the Company?	□	□
To the best of your knowledge, is the requested transaction consistent with the letter and spirit of the Code?	□	□
To the best of your knowledge, is the security or a closely-related security held by an Advised Vehicle?	□	□
To the best of your knowledge, is the Firm or an Advised Vehicle actively considering a transaction in the security or a closely-related security?	□	□

I hereby certify that the information above is accurate and complete.

Employee Signature Date

You may attach this completed form to an email to Compliance@audaxgroup.com. The email must certify that the firm is accurate and complete.

[Remainder of page intentionally left blank.]

EXHIBIT 19.1

EXHIBIT 19.1

TO BE COMPLETED BY CHIEF COMPLIANCE OFFICER

	Yes	No
Is the security on the Restricted List?	□	□
Is the security or a closely-related security held by an Advised Vehicle or another account managed by the Firm?	□	□
Does the Firm or an Advised Vehicle have a buy or sell order pending for, or is the Firm or an Advised Vehicle actively considering a transaction in, the security or a closely-related security?	□	□

APPROVED □ DENIED □

By: Date:

Signature:

Date and Time of Final Approval:

If preclearance is obtained, the approval is valid for the day on which it is granted and the immediately following business day (except in the case of private placements, in which case approval is valid until the private placement transaction closes).